Exhibit 10.10

AECOM TECHNOLOGY CORPORATION

STOCK PURCHASE PLAN

AMENDED AND RESTATED OCTOBER 1, 2006

i

ARTICLE I
Scope of Plan and Definitions

1.1          Purpose and Scope of Plan

The AECOM Technology Corporation Stock Purchase Plan (“Plan”) is effective as of June 1, 1991, and is restated effective October 1, 2006.  The purpose of the Plan is to provide certain Employees and Directors of the Company with the opportunity to invest compensation deferral contributions in units of common stock of the Company.

1.2          Terms Defined in the AECOM RSP

For all purposes of this Plan, capitalized terms, unless defined herein, shall have the meanings specified in the AECOM RSP, unless a different meaning is plainly required by the context.

1.3          Definitions

As used in the Plan, the following capitalized terms have the meanings set forth below, unless a different meaning is plainly required by the context.

(a)                                  “Accounts” means Participants’ Supplemental Compensation Deferral Accounts and Additional Credits Accounts.  These accounts are unfunded bookkeeping accounts that are credited with amounts as provided in Article II.

(b)                                 “Additional Credit Account” means the account established for a Participant pursuant to Section 2.2(c) of this Plan.

(c)                                  “AECOM RSP” means the AECOM Technology Corporation Retirement & Savings Plan as such plan may be amended from time to time (formerly called the Employee Stock Ownership Plan).

(d)                                 “Beneficiary” means the beneficiary or beneficiaries designated by a Participant under the AECOM RSP.  A Director who is a Participant shall designate a beneficiary or beneficiaries under this Plan in the form and manner prescribed by the Committee.

(e)                                  “Board” means the Board of Directors of AECOM Technology Corporation.

(f)                                    “Committee” means a committee appointed by the Board to administer the Plan, and any successor committee of the Board with similar functions, and shall consist of two or more members (or such greater number as may be required under applicable law) each of whom shall, to the extent required by applicable law, be “non-employee directors” within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Securities Exchange Act of 1934 (the “Act”).  The Board may at any time take action under the Plan in place of the Committee, provided that a majority of the members of the Board shall, to the extent required by applicable law, be “non-employee directors” (within the meaning set forth above) when taking such action.

(g)                                 “Common Stock” means the common stock of the Company.

(h)                                 “Common Stock Unit” means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment of a benefit under this Plan.  Such Common Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock.

(i)                                     “Company” means AECOM Technology Corporation or its successor corporation.

(j)                                     “Compensation” means compensation as defined in the AECOM RSP modified by including compensation deferral contributions under this Plan and by ignoring the limitation on compensation under Section 401(a)(17) of the Code.

(k)                                  “Director” means a person who is a member of the Board and who is not an Eligible Employee.

(l)                                     “Effective Date” means October 1, 2006.

(m)                               “Eligibility Date” means May 31 in the case of the 1994 Plan Year and January 1 of any subsequent Plan Year, provided that in the case of an individual who is not yet eligible to make deferrals under the AECOM RSP, Eligibility Date shall be the first date on which an Employee is eligible to make a deferral election under the AECOM RSP for a Plan Year.  Notwithstanding the foregoing, in the case of a Director, “Eligibility Date” means June 1 in the case of the 1995 Plan Year and January 1 of any subsequent Plan Year, provided that in the case of a new Director, Eligibility Date shall be the date of election to the Company’s Board of Directors.

(n)                                 “Eligible Employee” means for any Plan Year any Employee of the Company or a Participating Employer who (i) is eligible to elect Pre-Tax Contributions or After Tax Contributions under the AECOM RSP, and (ii) is expected to be a Highly Compensated Employee for the plan year of the AECOM RSP ending within the Plan Year or the plan year of the AECOM RSP beginning within the Plan Year.  Eligible Employee shall also include for any Plan Year any other employee of a foreign subsidiary, 80% of which is owned in the aggregate by the Company and Participating Employers provided that (i) such employee would be expected to be a Highly Compensated Employee were the employee employed by a Participating Employer, and (ii) such employee is selected by the Committee after the Committee determines that applicable foreign law permits such employee to participate in the Plan.

(o)                                 “Fair Market Value” on any date mean the most recent price per share at which shares of Common Stock were sold to the AECOM RSP or the most recent per share valuation of the Common Stock under the AECOM RSP.

(p)                                 “Participant” means an Eligible Employee or Director who has an Account under this Plan.

(q)                                 “Participating Employer” means the Company and any other employer that is participating in the AECOM RSP.

(r)                                    “Plan” means the AECOM Technology Corporation Stock Purchase Plan as set forth herein.

(s)                                  “Plan Year” means each calendar year.

(t)                                    “Preferred Stock” means Series A Preferred Stock of the Company.

(u)                                 “Preferred Stock Units” means a bookkeeping entry that serves as a unit of measurement relative to a share of Preferred Stock for purposes of determining the payment of a benefit under this Plan.  Such Preferred Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Preferred Stock.

(v)                                 “Supplemental Compensation Deferral Account” means the separate account, if any, established for each Participant pursuant to Sections 2.2(a) and 2.2(b) of this Plan.

(w)                               “Unit” means either a Common Stock Unit or a Preferred Stock Unit.

1.4          Other Definitional Provisions

The terms defined in Sections 1.2 and 1.3 of the Plan shall apply equally to both singular and plural.  The masculine pronoun, whenever used, shall include the feminine.  When used in the Plan, the words “hereof” “herein” and “hereunder” and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan, unless otherwise specified.

ARTICLE II
Participation and Credits

2.1          Participation

(a)                                  (i)            Effective January 1, 2007, an Eligible Employee may irrevocably authorize the pre-tax deferral of cash Compensation under this Plan in any whole percentage up to 50%, unless otherwise determined by the Committee, for payroll periods beginning in a Plan Year.  For Plan Years ending prior to 2007, an Eligible Employee could irrevocably authorize the pre-tax deferral of cash Compensation under this Plan in any whole percentage up to (A) 50%, unless otherwise determined by the Committee, for payroll periods beginning in the months of January through June and October through December of a Plan Year and (B) 75%, unless otherwise determined by the Committee, for payroll periods beginning in the months of July through September of a Plan Year.

(ii)           In addition to deferrals permitted under Section 2.1(a)(i), an Eligible Employee may also irrevocably authorize pre-tax contributions (in whole percentages up to 100%) of any Compensation paid in the form of the Company’s Common Stock in lieu of cash or other incentive Compensation and/or a combination of these forms of compensation, whether such Compensation is paid at the direction of the Company or at the election of the Eligible Employee.  Such authorization under this Section 2.1(a)(ii) shall commence on the Eligible Employee’s Eligibility Date.

(iii)          A Director may irrevocably authorize the pre-tax deferral of all or any part of any director’s fees or meeting fees that the Director is entitled to receive from the Company.

(iv)          To be effective, the authorization of any Eligible Employee under Section 2.1(a)(i) or (ii), or of any Director under Section 2.1(a)(iii), must be submitted to the Committee on the appropriate enrollment form before the Eligible Employee’s or Director’s Eligibility Date for the Plan Year.  Notwithstanding Section 2.1(a)(i) or (ii), such authorization will not continue in effect after the date the Participant terminates employment with the Company.  Any authorization form submitted for a Plan Year shall continue to apply to future Plan Years unless the Eligible Employee or Director files a new election with the Committee before the beginning of the future Plan Year.

(v)           Participants shall be entitled to credits to a Supplemental Compensation Deferral Account pursuant to Section 2.2 for amounts the Participant elects to have contributed on a pre-tax basis.

(vi)          Notwithstanding anything contained herein to the contrary, no election to defer Compensation hereunder shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount that is less than the amount that the Participating Employer is required to withhold from such Eligible Employee’s Compensation for such calendar year for purposes of federal, state and local (if any) income and employment tax (including Federal Insurance Contributions Act (FICA) tax withholding).

(vii)         Notwithstanding anything contained herein to the contrary, effective June 30, 2002, deferrals under this Plan shall cease and, except as set forth in the last sentence of Section 2.2(c), no additional Common Stock Units shall be credited to Participants’ Accounts.  Effective August 2, 2002, deferrals shall recommence at the same rate previously elected for 2002, provided that in light of the fact that the Company informed Participants that deferrals would cease in accordance with the preceding sentence, a Participant may elect in writing, on forms provided by the Committee, that no deferrals be made for the remainder of the 2002 year.  Any such election must be made prior to August 1, 2002.

(b)                                 An Eligible Employee or Director shall become a Participant under this Plan when an Account on his behalf is first credited hereunder.

2.2          Credits to Supplemental Compensation Deferral Account and Additional Credit Account

(a)                                  Deferrals authorized to be credited on behalf of a Participant pursuant to Section 2.1(a) above shall be credited by the Company to the Participant’s Supplemental Compensation Deferral Account. Such credits shall be made as of the date on which the amount being credited would have been paid to the Participant, but for the authorization of the Participant under Section 2.1(a).

(b)                                 In addition to the crediting of deferrals authorized pursuant to Section 2.1(a), the Company may credit to the Participant’s (or Eligible Employee’s, if the person is not already a Participant) Supplemental Compensation Deferral Account any additional cash amounts or Common Stock Units which the Company has determined, for any reason, to credit to such Participant.  Unless the Company or Committee determines otherwise (as evidenced by a resolution or writing to the Participant), any such additional cash amounts or Common Stock Units that are credited to the Participant’s Supplemental Compensation Deferral Account shall be subject to a three-year cliff vesting (as set forth in the AECOM RSP) and accounted for separately in a subaccount.

(c)                                  In addition, the Company will credit the Additional Credits Account of each Participant (or Eligible Employee, if the person is not already a Participant) with additional Common Share Units equal to the value of the amounts that are not allocated to the Eligible Employee’s Matching Stock Accounts under the AECOM RSP due to the application of (i) the limits on contributions and other annual additions under Section 415 of the Code and/or (ii) the nondiscrimination rules under Code Section 401(m) (as applied to matching contributions, but not after tax contributions) or 401(a) (4).  No additional credits shall be made (i) to reflect amounts not allocated due to any other reason, including without limitation to Code Section 401(a) (17) or (ii) to reflect any amount not contributed due to any limits on 401(k) contributions.  All such credits shall be made on the last day of the Plan Year through 2001.

(d)                                 In addition, on March 31, 2002 (or such later dates set forth in Section 6.1(a)(2) (excluding paragraph (G) thereof) of the AECOM RSP), credits shall be made to reflect amounts that would have been credited to the Participant under Section 6.2(a) of the AECOM RSP as of that date if the Participant had not been a  Participant under this Plan or a Highly Compensated Employee.  On September 30, 2002, credits shall be made toreflect amounts that would have been credited to the Participant under Section 6.2(b) of the AECOM RSP as of that date if the Participant had not been a Participant under this Plan or a Highly Compensated Employee.  Finally, on January 1, March 31, June 30 and September 30, credits shall be made to reflect amounts, if any, that would have been allocated to the Participant under Section 6.2(c), (d) or (e) of the AECOM RSP as of the end of such quarter if the Participant had not been a  Participant under this Plan or a Highly Compensated Employee.

2.3          Accounts and Interest Equivalents

(a)                                  Participants’ Accounts.  The Company shall establish an unfunded bookkeeping account for each Participant to determine the amount payable on behalf of the Participant under the Plan.

(b)                                 Common Stock Units.  Cash amounts credited to each Participant’s Account under the Plan shall be converted into a number of Common Stock Units by dividing the cash amount in each Account by the Fair Market Value of a share of Common Stock of the Company.  For this purpose, deferrals credited to a Participant’s Account shall be converted to Common Stock Units as follows:

(i)             prior to July 1, 1998, based on the Fair Market Value used in the AECOM RSP on the semi-annual valuation of stock performed in accordance with the terms of the AECOM RSP which coincides with or immediately follows the date such cash amounts are credited to the Participant’s Account;

(ii)           on and after July 1, 1998 except as set forth in (iii) below, based on the Fair Market Value used in the AECOM RSP on the quarterly valuation of stock performed in accordance with the terms of the AECOM RSP which coincides with or immediately precedes the date such deferrals are credited to the Participant’s Account, except that the conversion with respect to amounts described in the last sentence of Section 2.2(c) shall be based on the December 31, 2001 valuation of stock performed in accordance with the terms of the AECOM RSP; and

(iii)          during any quarter in which the Committee for the RSP Plan implements the rules set forth in Section 8.1(a)(5) of the RSP Plan, based on the Fair Market

Value used in the AECOM RSP on the quarterly valuation for the end of such quarter in accordance with the terms of the AECOM RSP.

(c)                                  Dividends.  At any time that the Company issues a cash or stock dividend with regard to its Common Stock, an amount shall be credited to each Participant’s Account under the Plan equal to the dividends that would be payable if the Common Stock Units in the Participant’s Account constituted outstanding shares of Common Stock of the Company.  Amounts so credited to Participants’ Accounts shall be converted into Common Stock Units in accordance with the principles of Section 2.3(b).

(d)                                 Adjustments.  If the outstanding shares of the Company’s Common Stock and/or Preferred Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of Common Stock Units that are credited to each Participant’s Account under the Plan.

(e)                                  Statements.  Each Participant shall receive a statement of the balance in his or her Account at least annually.

(f)                                    Preferred Stock Units.  Effective as of the first day of each calendar quarter from October 1, 2000 until December 31, 2001, certain Participants may elect to convert his or her Common Stock Units into Preferred Stock Units.  The number of Common Stock Units so converted shall not exceed that number of Common Stock Units held under this Plan on the Anniversary Date of the sixth preceding Plan Year reduced by all prior conversions since that date.  The number of Preferred Stock Units awarded shall be determined on the basis of the relative fair market values of the Common Stock and Preferred Stock on the quarterly valuation date.  The conversion of Common Stock Units shall in all respects by governed by rules analogous to the rules set forth in Section 8.7(b) of the AECOM RSP relating to Common to Preferred Diversifications, including all of the aggregate and individual limits set forth in Section 8.7(b)(2) and (3) thereof.

2.4          Vesting

Except as otherwise provided pursuant to Section 2.2(b), each Participant shall be one hundred percent vested, at all times, in the value of his Supplemental Compensation Deferral Account.  Each Participant shall be one hundred percent vested in the value of his Additional Credits Account when he becomes one hundred percent vested in the AECOM RSP and shall be zero percent vested until such time.

ARTICLE III
Payment of Benefits

3.1          Commencement and Form of Payment Upon Termination Of Employment

(a)                                  Time for Payment.

Following each Participant’s termination of employment with all Participating Employers, the Participating Employer by which the Participant was last employed shall pay to such Participant, or, if such Participant is not living at the time for payment, to such Participant’s Beneficiary, the vested amount then credited to the Participant’s Account in accordance with the distribution provisions of Sections 3.1(b) and (c) below.  An Eligible Employee who terminates employment with a Participating Employer shall be treated under the Plan as a terminated Eligible Employee without regard to whether he or she becomes a Director upon or after ceasing to be an Eligible Employee.  A Director shall be deemed to have “terminated employment” and reached his Retirement Date on the date that he ceases to be a member of the Board.

(b)                                 Method of Payment.

Unless otherwise determined by the Committee, payments of a Participant’s Account shall be made in actual shares of Common Stock or Preferred Stock of the Company in a number equal to the number of shares then payable, with any fractional share units to be settled by a cash payment.  Any shares distributed under this Plan shall be subject to any put, call or other option or buy-sell or similar arrangement which applies to such shares in accordance with the Certificate of Incorporation or Bylaws of the Company, and any repurchases shall be subject to any repurchase limitations set forth therein or similar rules in the AECOM RSP, so that no repurchase shall be made which would result in the violation of any covenant or agreement of the Company.  For this purpose, no repurchase under this Plan shall be made for a Plan Year until all repurchases of the Common Stock or Preferred Stock of the Company have been made under the AECOM RSP with respect to the Plan Year of the AECOM RSP ending within such Plan Year.

(c)                                  Distributions for Participants who Terminate Prior to the Effective Date.

(i)            The Committee, in its discretion, may convert the Common Stock Units and any Preferred Stock Units in a Participant’s Account to a cash book account entry, determined as though the Units were shares of Common Stock and Preferred Stock, respectively, owned by the Participant on the date of termination of employment, and based on the valuation of Common Stock and Preferred Stock performed in accordance with the terms of the Company’s Bylaws.  The Committee may pay such amount to the Participant (A) in cash in a single lump sum, or (B) in five annual payments of 20% of the principal amount of the Participant’s Account plus accrued but unpaid interest at the rate described under Section 6.10 of the Bylaws of the Company for the repurchase of shares of the Company with a promissory note.  Alternatively, in lieu of such five annual payments, such Participant may elect for the Company to make five annual conversions of the Common Stock Units and Preferred Stock Units (if any) in the Participant’s Account to cash book account entries, which shall commence within 90 days after the end of the fiscal year in which occurs the Participant’s Retirement Date, death or Break in Service.  The first such conversion shall equal one-fifth of the Participant’s Units; the second such conversion shall equal one-fourth of the Participant’s remaining Units; the third such conversion shall equal one-third of the Participant’s remaining Units; the fourth such conversion shall equal one-half of the Participant’s remaining Units; and the fifth such conversion shall equal the balance of the Participant’s Units.  Alternatively, in lieu of such five annual payments, at least one year in advance of termination of employment, such Participant may elect for the Corporation to make ten annual conversions of the Units in the Participant’s Account to cash book account entries, which shall commence within 90 days after the end of the fiscal year in which occurs the Participant’s Retirement Date, death or Break in Service.  The first such conversion shall equal one-tenth of the Participant’s Units; the second such conversion shall equal one-ninth of the Participant’s remaining Units; the third such conversion shall equal one-eighth of the Participant’s remaining Units; the fourth such conversion shall equal one-seventh of the Participant’s remaining Units; the fifth such conversion shall equal one-sixth of the Participant’s remaining Units; the sixth such conversion shall equal one-fifth of the Participant’s Units; the seventh such conversion shall equal one-fourth of the Participant’s remaining Units; the eighth such conversion shall equal one-third of the Participant’s remaining Units; the ninth such conversion shall equal one-half of the Participant’s remaining Units; and the tenth such conversion shall equal the balance of the Participant’s Units.  The Company may accelerate such conversions at any time.  Each cash book account entry shall be determined as though the Units were shares of Common Stock owned by the Participant at the end of the fiscal year immediately preceding the conversion date and shall be based on the valuation of Common Stock performed in accordance with the terms of the Company’s Bylaws.  Each such converted amount shall be paid promptly, in cash.  If any amounts credited to a Participant’s Supplemental Compensation Deferral Account under Section 2.1(a) are or will be distributed pursuant to this Section 3.1(c) (the “First Distribution”), any additional amounts credited to the Participant in accordance with Section 2.2(b) (the “Subsequent Distribution”) will be distributed at the same time and in the same manner as the First Distribution; provided that no special distribution provision is contained in the award of such amounts under Section 2.2(b).  If at the date for commencement of the Subsequent Distribution, the First Distribution has already commenced, the Subsequent Distribution will be divided into a number of substantially equal installments of Units (or cash, if Units were not awarded to the Participant under Section 2.2(b)) that corresponds to the number of remaining installments to be paid under the First Distribution.  Each such installment of the Subsequent Distribution will be paid at the same time and in the same manner as the corresponding installment of the First Distribution.

(ii)           After the Effective Date, all conversions or distributions pursuant to this subsection (b) shall be made in the manner specified in subsection (c)(iii).  In addition, to the extent the Participant’s Account is credited with Class B Common Stock Units, the Committee may elect to make any installment payment in Class B shares in lieu of cash.

(iii)          As used herein, the term “Break in Service” means a fiscal year during which the Participant has not completed more than 500 Hours of Service; the term “Hours of Service” means the Participant’s hours of service as provided in the AECOM RSP); and the term “Retirement Date” means the date of a Participant’s Normal Retirement Date, Deferred Retirement Date, or Disability Retirement Date, as provided in Article VIII of the AECOM RSP.

(d)                                 Distributions for Participants who Terminate After the Effective Date.

(i)            The Committee shall distribute in five annual installments, shares of Common Stock equal to the number of Common Stock Units in the Participant’s Account and shares of Preferred Stock equal to the number of Preferred Stock Units in the Participant’s Account.  Following the distribution of each installment, the Participant’s Account shall be reduced by that number of Common Stock Units equal to the number of shares of Common Stock distributed.  The first such distribution shall be that number of shares of Common Stock that is equal to one-fifth of the number of Common Stock Units credited to the Participant’s Account immediately prior to such distribution; the second such distribution shall be shares of Common Stock equal to one-fourth of the Participant’s remaining Common Stock Units; the third such distribution shall be shares of Common Stock equal to one-third of the Participant’s remaining Common Stock Units; the fourth such distribution shall be shares of Common Stock equal to one-half of the Participant’s remaining Common Stock Units; and the fifth such distribution shall be shares of Common Stock equal to the balance of the Participant’s Common Stock Units.  Following the distribution of each installment, the Participant’s Account shall be reduced by that number of Preferred Stock Units equal to the number of shares of Preferred Stock distributed.  The first such distribution shall be that number of shares of Preferred Stock that is equal to one-fifth of the number of Preferred Stock Units credited to the Participant’s Account immediately prior to such distribution; the second such distribution shall be shares of Preferred Stock equal to one-fourth of the Participant’s remaining Preferred Stock Units; the third such distribution shall be shares of Preferred Stock equal to one-third of the Participant’s remaining Preferred Stock Units; the fourth such distribution shall be shares of Preferred Stock equal to one-half of the Participant’s remaining Preferred Stock Units; and the fifth such distribution shall be shares of Preferred Stock equal to the balance of the Participant’s Preferred Stock Units.

(1)           The first installment distribution shall be made no earlier than 90 days following the end of the fiscal year during which the Participant’s Termination of Service occurred and no later than 106 days after the end of such fiscal year.  Subsequent installment distributions shall be made no earlier than 90 days after the end of each subsequent fiscal year and no later than 106 days after the end of each such fiscal year.

(2)           No earlier than six months after shares have been distributed to a Participant and no later than six months and two weeks after such date, the Company will repurchase the distributed shares based on the Fair Market Value on the June 30 immediately prior to the repurchase.

(ii)           In lieu of the five annual installments described in Section 3.1(d)(i) above, in accordance with Section 409A of the Code, the Participant may elect one of the following options:

(1)           Cash Lump Sum.  The Committee shall convert the Common Stock Units in a Participant’s Account to an equal number of shares of Common Stock and convert any Preferred Stock Units in a Participant’s Account to an equal number of shares of Preferred Stock and distribute all such shares of Common Stock and Preferred Stock no earlier than 90 days and no later than 106 days after the end of the fiscal year during which the Participant’s Termination of Service occurred.  No earlier than six months after shares have been distributed and no later than six months and two weeks after such date, the Company may repurchase the distributed shares based on the Fair Market Value on the June 30 immediately prior to the repurchase and pay such repurchase amount to the Participant (or, if applicable, the Participant’s Beneficiary) in a cash lump sum.

(2)           Promissory Note.  The Committee shall convert the Common Stock Units in a Participant’s Account to an equal number of shares of Common Stock and convert any Preferred Stock Units in a Participant’s Account to an equal number of shares of Preferred Stock and distribute all such shares of Common Stock and Preferred Stock no earlier than 90 days and no later than 106 days after the end of the fiscal year during which the Participant’s Termination of Service occurred.  No earlier than six months after shares have been distributed and no later than six months and two weeks after such date, shall repurchase such shares in five annual payments of 20% of the principal amount of the Participant’s Account plus accrued but unpaid interest at the rate described under Section 6.10 of the Bylaws of the Company for the repurchase of shares of the Company with a promissory note.

(3)           Ten Annual Installments.  The Committee shall distribute annual installments as described in Section 3.1(d)(i) above except that there will be ten annual installments and repurchases instead of five.

(iii)          Notwithstanding the foregoing, with respect to any distribution, the Committee shall have the right at its option to:  (1) require the Participant (or Beneficiary, if applicable) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such distribution; or (2) reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market

Value as of the December 31 immediately prior to the distribution, to satisfy the minimum withholding obligation.

(iv)          If any amounts credited to a Participant’s Supplemental Compensation Deferral Account under Section 2.1(a) are or will be distributed pursuant to this Section 3.1(d) (the “First Distribution”), any additional amounts credited to the Participant in accordance with Section 2.2(b) (the “Subsequent Distribution”) will be distributed at the same time and in the same manner as the First Distribution; provided that no special distribution provision is contained in the award of such amounts under Section 2.2(b).  If at the date for commencement of the Subsequent Distribution, the First Distribution has already commenced, the Subsequent Distribution will be divided into a number of substantially equal installments of Units that corresponds to the number of remaining installments to be paid under the First Distribution.  Each such installment of the Subsequent Distribution will be paid at the same time and in the same manner as the corresponding installment of the First Distribution.

3.2          Loans and In-service Payments and Withdrawals

(a)                                  No Participant shall be allowed to borrow from the Plan.  Except as provided in subsection (b), no withdrawal or payment of benefits shall be allowed before a Participant terminates employment with the Company.

(b)                                 Alternative Elections.  A Participant (including those who previously terminated employment) may, prior to October 1, 2006, make irrevocable elections as follows:  Any Participant who is a participant in the Senior Executive Equity Investment Program (“SEEIP”), including those who previously terminated employment, may make an irrevocable election to receive a distribution of any amount of the Participant’s Accounts, not to exceed the amount in the following sentence, on or as soon as practicable following the one year anniversary of the election.  Such distribution shall not exceed an amount, which after all applicable tax withholding, equals the aggregate outstanding loan balance under the SEEIP on the date of the distribution.  All such distributions shall be made in cash.

(c)                                  Election Voided on Termination of Employment.  If the Participant’s employment with all Participating Employers is terminated for any reason prior to the payment of a scheduled in-service (or in the case of a Director, the Participant ceases to be a member of the Board), the Participant’s in-service distribution elections (excluded those set forth in (c) above) shall no longer be effective and all of the amounts credited to the Participant’s Account shall be distributed as set forth in Section 3.1.

ARTICLE IV
Administration of Plan

4.1          Responsibilities and Powers of the Committee

The Committee shall be solely responsible for the operation and administration of the Plan and shall have all powers described in the AECOM RSP with respect to this Plan, and such additional powers necessary and appropriate to carry out its responsibilities in operating and administering the Plan.  Without limiting the generality of the foregoing, subject to Section 2.2, the Committee shall have the responsibility and power to determine whether a dollar credit should be made on behalf of a Participant, the amount of the dollar credit, the number of Common Stock Units into which such dollar credits are converted, and the Participant’s vested interest in his Accounts.  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, except as otherwise provided by law.

4.2          Outside Services

The Committee may engage counsel and such clerical, financial, investment, accounting, and other specialized services as it may deem necessary or desirable to the operation and administration of the Plan.  The Committee shall be entitled to rely upon any opinions, reports, or other advice furnished by counsel or other specialists engaged for that purpose and, in so relying, shall be fully protected in any action, determination, or omission taken or made in good faith.

4.3          Indemnification

The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member’s official capacity, except when due to the individual’s own gross negligence or willful misconduct.

4.4          Claims Procedure

The claims procedure set forth in the AECOM RSP is incorporated herein by reference.

ARTICLE V
Amendment and Termination

5.1          Amendment

The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan.

5.2          Termination

The Plan is purely voluntary on the part of the Company.  The Company may terminate the Plan at any time.

5.3          Effect of Amendment or Termination

Any amendment, modification, or termination shall not reduce, alter, or impair any rights under the Plan as to amounts credited to the Accounts of Participants under the Plan as of the date of such amendment, modification or termination.  Unless the Company determines otherwise, each Participating Employer shall pay its Participants the value of their respective accounts upon termination of the Plan, in a lump sum, in the manner prescribed in Section 3.1(c).

ARTICLE VI
Miscellaneous Provisions

6.1          Source of Payments

The Plan shall not be funded and all payments hereunder to Participants or Beneficiaries shall be paid from the general assets of each Participating Employer, except to the extent paid by the Trust provided for below.  No Participating Employer shall, by virtue of any provisions of the Plan or by any action of any person, be deemed to be a trustee or other fiduciary of any property for any Participant or Beneficiary, and the liabilities of each Participating Employer to any Participant or Beneficiary pursuant to the Plan shall be those of a debtor pursuant only to such contractual obligations as are created by the Plan; no such obligation of a Participating Employer shall be deemed to be secured by any pledge or other encumbrance on any property of such Participating Employer.  To the extent that any Participant or Beneficiary acquires a right to receive payment from a Participating Employer under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Participating Employer.

Notwithstanding the foregoing, the Company may create and fund a “rabbi trust” (the “Trust”) with respect to this Plan.  The creation and funding of said Trust shall not create a security interest in the property of such Trust in favor of Participants or Beneficiaries or otherwise cause a funding of the Plan or Trust in any manner inconsistent with the preceding paragraph or Section 6.8.  The amount of any contributions to such Trust shall be totally discretionary as determined by the Company.  Any amount paid from such Trust to the Participant shall reduce the amount to be paid pursuant to this Plan by the Participating Employer.  In the event the amounts paid from the Trust are insufficient to provide the full benefits payable to the Participant under this Plan, the Participating Employer shall pay the remainder of such benefit in accordance with the terms of this Plan.

It is the intention of the Participating Employers that this Plan and Trust be considered unfunded for purposes of the Code and Title 1 of ERISA.

6.2          General Provisions

(a)                                  This Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations, to the rights, preferences, limitations, and restrictions set forth in the Company’s Certificate of Incorporation and Bylaws, and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Without limiting the generality of the foregoing, no shares shall be issued by the Company, nor cash payments made by the Company, unless and until all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with.  In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements and the Company’s Certificate of Incorporation and Bylaws.

(b)                                 The Committee may specify such provisions as it deems appropriate for payment under the Plan upon the occurrence of any of the following events (each a “Corporate Event”):

(i)                                     Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii)                                  Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term “former stockholders” a stockholder who is, or as a result of the transaction in question becomes, an “affiliate,” as that term is used in the Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

(iii)                               Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not a subsidiary.

For purposes of this paragraph (b), the term “subsidiary” shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

6.3          Inalienability of Benefits

No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  Any such benefit or interest shall not in any manner be liable for or subject to garnishment, attachment, execution, or levy or liable for or subject to the debts, contract, liabilities, engagements, or torts of any Participant or Beneficiary.  If the Committee finds that any Participant or Beneficiary has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit payable under, or interest in, the Plan, the Committee shall hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or Beneficiary.

6.4          Expenses

Each Participating Employer shall pay all costs and expenses incurred in operating and administering the Plan attributable to that Participating Employer; provided that the

Company may in its discretion pay some or all costs and expenses of a Participating Employer.

6.5          No Right of Employment

Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Participant the right to be retained in the employ of any Participating Employer.

6.6          Withholding

Each Participating Employer shall withhold from any payment hereunder any required amount of income and other taxes.

6.7          Headings

The headings of the sections in the Plan are placed herein for convenience of reference; in the case of any conflict, the text of the Plan, rather than such heading, shall control.

6.8          Construction

Except to the extent governed by federal law, the Plan shall be construed, regulated, and administered in accordance with the laws of the State of California.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.  To the extent that the Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) it is intended to be an unfunded deferred compensation plan “for a select group of management or highly compensated employees.”  It is also intended that the Plan constitute an excess plan, as defined by ERISA.  Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this                   day of                       , 2006.

AECOM TECHNOLOGY CORPORATION

By: